EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statement (Form S-8 No. 333-215324) pertaining to the Park Hotels & Resorts Inc. 2017 Omnibus Incentive Plan and the Park Hotels & Resorts Inc. 2017 Stock Plan for Non-Employee Directors,
(2)Registration Statement (Form S-8 No. 333-255660) pertaining to the Park Hotels & Resorts Inc. 2017 Stock Plan for Non-Employee Directors (as amended and restated as of April 30, 2021),
(3)Registration Statement (Form S-8 No. 333-271534) pertaining to the Park Hotels & Resorts Inc. 2017 Omnibus Incentive Plan (as amended and restated as of April 26, 2023),
(4)Registration Statement (Form S-3 No. 333-277821) of Park Hotels & Resorts Inc. and the related Prospectus, and
(5)Registration Statement (Form S-8 No. 333-286756) pertaining to the Park Hotels & Resorts Inc. 2017 Stock Plan for Non-Employee Directors (as amended and restated as of April 25, 2025);

of our reports dated February 20, 2026, with respect to the consolidated financial statements of Park Hotels & Resorts Inc. and the effectiveness of internal control over financial reporting of Park Hotels & Resorts Inc. included in this Annual Report (Form 10-K) of Park Hotels & Resorts Inc. for the year ended December 31, 2025.

/s/ Ernst & Young LLP

Tysons, Virginia
February 20, 2026